Ramtron International Corporation
News Release
Nasdaq: RMTR

NEWS FOR RELEASE: 4/22/2010, 4pm ET	CONTACT: Lee Brown
(719) 481-7213
lee.brown@ramtron.com

RAMTRON REPORTS FIRST-QUARTER 2010
FINANCIAL RESULTS
Product revenue increases 53% year-over-year

COLORADO SPRINGS, CO - April 22, 2010 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-power memory and integrated semiconductor products, today reported that total revenue grew 51% to $15.8 million for the first quarter of 2010, compared with $10.5 million for the same quarter last year.  Net income for the first quarter of 2010 was $415,000, or $0.02 per share, compared with a net loss of $6.4 million, or $(0.24) per share, for the first quarter of 2009. First-quarter 2009 results included restructuring and impairment charges of $5.8 million and stock-based compensation expense of $342,000, and an income tax benefit of $506,000. First-quarter 2010 results included stock-based compensation expense of $411,000, and an income tax provision of $270,000.

“Continued strong demand, particularly for our high-density and serial F-RAM memories, drove product revenue growth for the first quarter,” said Bill Staunton, Ramtron’s chief executive officer. “Key applications that contributed revenue during the quarter included automotive and high-end gaming in Asia, car navigation in Japan, smart metering in the US, and industrial systems in Europe.”

First-Quarter Highlights:

•	Product revenue grew 53% to $15.6 million, compared with $10.2 million for the first quarter of 2009.
•	Ramtron was issued U.S. Patent No. 7,672,151 entitled Method for Reading Non-volatile Ferroelectric Capacitor Memory Cell. The patent materially expanded Ramtron’s intellectual property portfolio.
•	Integrated product revenue was $3.5 million, or 22% of F-RAM product revenue, during the first quarter of 2010, compared with $3.4 million, or 33% of F-RAM revenue, for the first quarter of 2009.
•	The company extended its global sales reach by expanding its relationship with Montreal-based Future Electronics to include key markets in Europe, Japan, and Asia.

“Since the beginning of the year, bookings have steadily increased with improving business conditions, and we expect the trend to continue.  As a result, we are confirming our outlook for the year, which we previously forecasted as total revenue to reach between $60 million and $65 million and GAAP net income to be 2% to 3% of total revenue,” added Staunton. “We believe the R&D and new foundry investments we made in 2009 and are making in 2010 will inaugurate a new phase of growth for Ramtron fueled by new product development platforms that align with industry trends toward low-power applications.  The response from customers to our wireless memories, which leverage F-RAM’s low power advantages, has been very positive. We remain enthusiastic about the opportunities over the long term to accelerate growth and enlarge our addressable market and are intensely committed to taking a leadership position in the low-power nonvolatile semiconductor space.”

Conference Call

Ramtron management’s teleconference today will be webcast live on the corporate website.  Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts.

How to Participate

Ramtron First-quarter 2010 Results Teleconference
April 22, 2010 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link.  From this site, you can access the teleconference webcast, assuming that your computer system is configured properly.  A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, code #68684039.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Cautionary Statements

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These statements include statements about Ramtron’s prospects for future growth and expected revenue and net income for full-year 2010. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2009. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

RAMTRON INTERNATIONAL CORPORATION
FIRST-QUARTER FINANCIAL HIGHLIGHTS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
Revenue:
Product sales	$15,646	$10,204
License and development fees	179	179
Royalties	23	107
	15,848	10,490
Costs and expenses:
Cost of product sales	7,566	5,535
Research and development	3,523	2,682
Sales and marketing	2,048	1,803
General and administrative	1,805	1,513
Restructuring expense	--	459
Impairment charge	--	5,372
	14,942	17,364
Operating income (loss)	906	(6,874)

Interest expense, other	(155)	(86)
Other income (expense), net	(66)	43
Income (loss) before income tax benefit (provision)	685	(6,917)
Income tax benefit (provision)	(270)	506
Net income (loss)	$415	(6,411)

Net income (loss) per common share:
Basic and diluted	$0.02	$(0.24)
Weighted average common shares outstanding:
Basic	26,997	26,840
Diluted	27,293	26,840

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,675	$7,541
Accounts receivable, net	9,744	7,979
Deferred income taxes, net	280	294
Inventories	6,803	6,838
Other current assets	1,675	1,360
Total current assets	27,177	24,012

Property, plant and equipment, net	16,709	15,341
Intangible assets, net	2,796	2,800
Long-term deferred income taxes, net	5,253	5,499
Other assets	305	263
Total assets	$52,240	$47,915

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of Credit	$2,000	--
Accounts payable	5,032	$5,275
Accrued liabilities	2,344	1,759
Deferred revenue	650	645
Current portion of long-term debt	1,851	1,341
Total current liabilities	11,877	9,020

Long-term deferred revenue	408	564
Long-term debt	6,513	5,873
Total liabilities	18,798	15,457

Stockholders' equity	33,442	32,458
Total liabilities and stockholders' equity	$52,240	$47,915